Exhibit 3.1

                          CERTIFICATE OF INCORPORATION



                                       OF




                       NORTH SHORE CAPITAL ADVISORS CORP.



          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:


          FIRST:   The  name  of  the   corporation   (hereinafter   called  the
     "corporation") is North Shore Capital Advisors Corp.

          SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, New Castle County. The name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

          THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation, shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 12,000,000 consisting of 10,000,000 shares of Common Stock, par value $0.0001 per share and 2,000,000 shares of Preferred Stock, par value $0.0001 per share (the "Preferred Stock").

          The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the voting powers, designations, powers, preferences and/or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by Delaware law.


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 FIFTH:  The name and the mailing address of the incorporator are as follows:

NAME                                                  MAILING ADDRESS

Jonathan Turkel                                      44 Wall Street
                                                     2nd Floor
                                                     New York, New York 10005

          SIXTH: The corporation is to have perpetual existence.

          SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of ss. 102 of the General Corporate Law of the State of Delaware, as the same be amended or supplanted.

          EIGHTH: The corporation shall, to the fullest extent permitted by the provisions of ss. 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          NINTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article NINTH.

          THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is any act and deed and the facts herein stated are true, and accordingly have hereunto set any hands this 29th day of June, 2004.


                                                /s/ Jonathan Turkel
                                            --------------------------------
                                                        JONATHAN TURKEL
                                                         Incorporator